UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.            )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

GREENLANE HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT DATED FEBRUARY 13, 2026 — SUBJECT TO COMPLETION

GREENLANE HOLDINGS, INC.

4800 N Federal Hwy, Suite B200

Boca Raton, Florida 33431

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Eastern Time on March 25, 2026

Dear Stockholders of Greenlane Holdings, Inc.:

We cordially invite you to attend a special meeting of stockholders (the “Special Meeting”) of Greenlane Holdings, Inc., a Delaware corporation (the “Company”, “Greenlane”, “we”, “us” or “our”), which will be held virtually on Wednesday, March 25, 2026 at 9:00 a.m. Eastern Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/GNLN2026SM for the following purposes, as more fully described in the accompanying proxy statement for the Special Meeting (the “Proxy Statement”):

1.	To approve any amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”), within a range of 1-for-5 to 1-for-15 (or any number in between), without reducing the authorized number of shares of the Common Stock (the “Reverse Stock Split”), and the filing of a final amendment with the ratio within such range to be determined in the sole discretion of the Board of Directors of the Company (the “Board”) at any time on or before April 30, 2026, without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”); and

2.	To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

In order to provide expanded access to our stockholders, the Board has determined to hold a live audio webcast in lieu of an in-person meeting. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/GNLN2026SM. The virtual-only approach also lowers costs and aligns with our broader sustainability goals. Although no physical in-person meeting will be held, we designed the format of the Special Meeting to ensure that our stockholders of record who attend the Special Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. As always, we encourage you to vote your shares prior to the Special Meeting either by Internet or by proxy card to help make this meeting format as efficient as possible.

The Board has fixed the close of business on February 25, 2026 as the record date for the Special Meeting. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the close of business on the record date. Only stockholders of record on February 25, 2026 are entitled to notice of and to vote at the Special Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the Proxy Statement.

We intend to mail the Proxy Statement and the accompanying proxy card on or about           , 2026 to all stockholders of record entitled to vote at the Special Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to submit your vote via the Internet or mail as soon as possible to ensure that your shares are represented. For additional instructions on voting by the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares at the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

We appreciate your continued support of Greenlane.

By order of the Board of Directors,

Vanessa Guzmán-Clark

Chief Financial Officer

Boca Raton, Florida

            , 2026

GREENLANE HOLDINGS, INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

This proxy statement (this “Proxy Statement”) and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (our “Board”) for use at the Special Meeting of Stockholders (the “Special Meeting”) of Greenlane Holdings, Inc., a Delaware corporation (the “Company”, “Greenlane”, “we”, “us” or “our”), and any postponements, adjournments or continuations thereof. The Special Meeting will be held virtually on Wednesday, March 25, 2026 at 9:00 a.m. Eastern Time via live audio webcast. This Proxy Statement and the accompanying proxy card are first being mailed on or about           , 2026 to all stockholders of record entitled to vote at the Special Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

●	the approval of any amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”), within a range of 1-for-5 to 1-for-15 (or any number in between), without reducing the authorized number of shares of the Common Stock, and the filing of a final amendment with the ratio within such range to be determined in the sole discretion of the Board of Directors of the Company (the “Board”) at any time on or before April 30, 2026, without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”); and

●	the approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Why is the Company seeking approval for the Reverse Stock Split Proposal?

The Board believes that effecting the Reverse Stock Split will increase the price of our Common Stock which would, among other things, help us to:

●	Improve perception of our Common Stock as an investment security;

●	Appeal to a broader range of investors to generate greater interest in the Company; and

●	Maintain certain listing requirements of the Nasdaq Capital Market.

Our Board has approved the reverse stock split as a potential means of increasing the share price of the Common Stock and may choose to implement it if other options are unavailable, undesirable, or insufficient. Our Board believes that strengthening our investment appeal and maintaining our listing on the Nasdaq Capital Market each provides a broader market for the Common Stock and facilitates the use of the Common Stock in financing and other transactions. Maintaining our Nasdaq listing as a publicly listed company has numerous benefits to the Company, including, among others, benefits relating to our ability to procure more financing for ongoing operations, our ability to further our business strategy and our ability to attract more investor and business partner interest, among others. We cannot assure you, however, that the reverse stock split, if effected, will result in an increase in the per share price of the Common Stock, or if it does, how long the increase would be sustained, if at all, or whether the increase will be proportional to the reverse stock split ratio.

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If our stockholders approve the Reverse Stock Split Proposal, our Board in its sole discretion will determine whether to effect the reverse stock split. Our Board reserves the right to elect not to effect a reverse stock split, including any or all reverse stock split ratios within the proposed range, if it determines, in its sole discretion, that implementing a reverse stock split is not in the best interest of the Company and its stockholders. For more information, see “Proposal No. 1 — Reverse Stock Split Proposal” contained elsewhere in this Proxy Statement.

How does the Board recommend I vote on these proposals?

Our Board recommends a vote:

●	“FOR” the approval of the Reverse Stock Split Proposal; and

●	“FOR” the approval of the Adjournment Proposal.

What if another matter is properly brought before the Special Meeting?

Our Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Who is entitled to vote?

Holders of our Common Stock as of the close of business on February 25, 2026, the record date for the Special Meeting (the “Record Date”), may vote at the Special Meeting. As of the Record Date, there were               shares of our Common Stock outstanding. Each share of Common Stock is entitled to one vote on each proposal. The shares of Common Stock are the only shares of capital stock of the Company presently outstanding and entitled to vote at the Special Meeting.

Registered Stockholders. If shares of our Common Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and these proxy materials have been provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, vote live at the Special Meeting, or vote by proxy via the Internet. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our Common Stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and these proxy materials have been forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you should follow your broker’s procedures for obtaining a legal proxy to vote your shares of our Common Stock live at the Special Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

●	Proposal No. 1: The approval of the Reverse Stock Split Proposal requires the affirmative vote of the majority of votes cast once a quorum has been established. Stockholder abstentions are considered shares present and entitled to vote on this proposal, but they are not counted as shares cast, and thus, will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

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●

Proposal No. 2: The approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting and entitled to vote at the Special Meeting, present in person, or by remote communication, if applicable, or represented by proxy. Stockholder abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

What are the effects of abstentions, withheld votes and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank or other nominee holding its customer’s shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Special Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum and will count as votes against Proposal No. 2; however, since abstentions and withheld votes are not counted as shares cast, they will have no impact on the outcome of Proposal No. 1.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Special Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Special Meeting to properly hold a special meeting of stockholders and conduct business under our Bylaws and Delaware law. The presence at the meeting, virtually or by proxy, of the holders of one-third of the voting power of the stock issued, outstanding and entitled to vote at the Special Meeting on the Record Date will constitute a quorum, permitting our stockholders to conduct business at the Special Meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. As of the Record Date, there were shares of our Common Stock outstanding. Thus, the holders of at least shares of Common Stock must be present by remote communication or represented by proxy at the Special Meeting to have a quorum.

How do I vote?

If you are a stockholder of record, there are three ways to vote:

●	by Internet at www.virtualshareholdermeeting.com/GNLN2026SM, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on Tuesday, March 24, 2026 (have your proxy card in hand when you visit the website);

●	by completing and mailing your proxy card (if you received printed proxy materials); or

●	by Internet during the Special Meeting. Instructions on how to attend and vote at the Special Meeting are described at www.virtualshareholdermeet.com/GNLN2026SM.

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If you plan to attend the Special Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Special Meeting.

Beneficial owner of shares held in street name: If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee, as applicable, on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form or on the Internet. However, the availability of Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you must obtain a legal proxy from your broker, bank or other nominee in order to vote your shares by remote communication in the Special Meeting.

If you sign and submit your proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “How does the Board recommend I vote on these proposals?” and in accordance with the discretion of the proxy holder with respect to any other matters that may be voted upon at the Special Meeting.

Can I change my vote or revoke my proxy?

Yes, if you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:

●	entering a new vote by Internet;

●	completing and returning a later-dated proxy card;

●	notifying our Corporate Secretary, in writing, at Greenlane Holdings, Inc., 4800 N Federal Hwy, Suite B200, Boca Raton, Florida 33431; or

●	attending and voting electronically at the Special Meeting (although attendance at the Special Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to the Company unless:

●	required by law;

●	you expressly request disclosure on your proxy; or

●	there is a proxy contest.

Why isn’t the Special Meeting being held in-person?

In order to provide expanded access to our stockholders, our Board has determined to hold a live audio webcast in lieu of an in-person meeting. The virtual-only approach also lowers costs and aligns with our broader sustainability goals. Although no physical in-person meeting will be held, we designed the format of the Special Meeting to ensure that our stockholders of record who attend the Special Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/GNLN2026SM.

What do I need to do to attend the Special Meeting online?

We will be hosting the Special Meeting via live audio webcast only. If you are a stockholder as of the Record Date and wish to virtually attend the Special Meeting, you will need the 16-digit control number, which is located on your proxy card (if you receive a printed copy of the proxy materials). Instructions on how to participate in the Special Meeting are also posted online at www.virtualshareholdermeeting.com/GNLN2026SM. The webcast will start at 9:00 a.m. Eastern Time on March 25, 2026. Stockholders may vote and ask questions while attending the Special Meeting online.

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Use of cameras and recording devices are prohibited while virtually attending the live audio webcast.

How can I get help if I have trouble checking in or listening to the Special Meeting online?

If you encounter any difficulties accessing the Special Meeting during the check-in or the Special Meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Vanessa Guzmán-Clark has been designated as proxy holder by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this Proxy Statement are properly presented at the Special Meeting, the proxy holder will use their own judgment to determine how to vote the shares. If the Special Meeting is adjourned, the proxy holder can vote the shares on the new Special Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Special Meeting?

Our Board is soliciting proxies for use at the Special Meeting. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards you receive to ensure that all of your shares are voted.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. Each of the Reverse Stock Split Proposal and the Adjournment Proposal are considered “routine” matters under applicable stock exchange rules. Accordingly, in the absence of timely directions from you, your broker will have discretion to vote your shares on each of the proposals. Your broker will not have discretion to vote on any proposals that are considered “non-routine” matters, absent direction from you.

Where can I find the voting results of the Special Meeting?

We expect to announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K (“Form 8-K”) that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at:

Greenlane Holdings, Inc.

4800 N Federal Hwy, Suite B200

Boca Raton, Florida 33431

https://gnln.com/

(877) 292-7660

We encourage stockholders to contact us by telephone or e-mail instead of physical mail to help ensure timely receipt of any request for proxy materials.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at the next annual meeting of stockholders?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 annual meeting of stockholders (the “2026 Annual Meeting”), our Corporate Secretary must have received the written proposal at our principal executive offices not later than the close of business on July 13, 2026. Stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Greenlane Holdings, Inc.

4800 N Federal Hwy, Suite B200

Boca Raton, Florida 33431

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder of record at the time of such stockholder’s timely delivery of written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws, who is entitled to vote at such annual meeting and has complied with the notice procedures set forth in our Bylaws. To be timely for the 2026 Annual Meeting, our Corporate Secretary must have received the written notice at our principal executive offices:

●	not earlier than the close of business on June 1, 2026; and

●	not later than the close of business on June 30, 2026.

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In the event that we hold the 2026 Annual Meeting more than 30 days before or more than 60 days after the one-year anniversary of the 2025 annual meeting of stockholders, which was held on December 1, 2025, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

In addition, pursuant to Rule 14a-19 of the Exchange Act (“Rule 14a-19”), notices of a solicitation of proxies in support of director nominees other than our own nominees must have been postmarked or electronically submitted no later than October 2, 2026, and each nomination must comply with the SEC regulations under Rule 14a-19, which require, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2026 Annual Meeting is more than 30 days before or after December 1, 2026, then the Rule 14a-19 deadline shall be the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which we first make a public announcement of the date of our 2026 Annual Meeting.

If a stockholder who has notified us of the stockholder’s intention to present a proposal at an annual meeting of stockholders does not appear to present the stockholder’s proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Availability of Bylaws

A copy of our Bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

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PROPOSAL NO. 1

REVERSE STOCK SPLIT PROPOSAL

Background

The Board has approved and recommended the Reverse Stock Split Proposal to approve any amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock within a range of 1-for-5 to 1-for-15 (or any number in between), without reducing the authorized number of shares of the Common Stock, and the filing of a final amendment with the ratio within such range to be determined in the sole discretion of the Board at any time on or before April 30, 2026, without further approval or authorization of our stockholders. The Reverse Stock Split Proposal provides that the Board will have sole discretion to elect, at any time on or before April 30, 2026, as it determines to be in our best interest, whether or not to effect the Reverse Stock Split, and, if so, the number of shares of Common Stock, between and including 1-for-5 to 1-for-15, which will be combined into one share of Common Stock. The Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for us and our stockholders.

If the Board determines that effecting the Reverse Stock Split is in our best interest, the Reverse Stock Split will become effective upon the filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The amendment filed thereby will set forth the number of shares to be combined into one share of Common Stock within the limits set forth in this proposal. The potential amendments at the other approved ratios within the range will be abandoned by the Board.

If the Board elects to effect the Reverse Stock Split, following stockholder approval, for a Reverse Stock Split in the range of 1-for-5 to 1-for-15, the number of issued shares of Common Stock would be reduced in accordance with a reverse stock split ratio selected by the Board from among those set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The par value of the Common Stock would remain unchanged at $0.01 per share. The Reverse Stock Split would not change the number of authorized shares of Common Stock. There are currently no specific plans, arrangements, agreements or understandings for the issuance of the additional authorized but unissued and unreserved shares of Common Stock that would be created by the Reverse Stock Split.

The text of the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split is included as Appendix A to this Proxy Statement. However, such text is subject to amendment to include such changes as may be required by the office of the Delaware Secretary of State or as the Board deems necessary and advisable to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file an amendment reflecting a ratio within the approved ranges with the Delaware Secretary of State, which will become effective upon its filing or the effective time set forth in the amendment. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.

Reasons for the Reverse Stock Split

The primary purpose for effecting the Reverse Stock Split, should the Board choose to effect it, would be to increase the per share price of our Common Stock. Although the proposed Reverse Stock Split will not have the effect of increasing the Company’s equity market capitalization, we believe that implementing the Reverse Stock Split could provide benefits to the Company and our existing stockholders in a number of ways, including:

1.	Stock Price Volatility. We understand that a higher stock price may increase the acceptability of the Common Stock to investors who may not find shares of Common Stock attractive at the current market price due to the trading volatility often associated with stocks below certain prices. The Board believes that an increased stock price may also improve the marketability and liquidity of our Common Stock.

2.	Transaction Costs. Investors may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks. Increasing visibility of our Common Stock among a larger pool of potential investors could result in higher trading volumes. We also believe that the Reverse Stock Split may make our Common Stock a more attractive and cost-effective investment for many investors, which could enhance the liquidity of our Common Stock for our stockholders. These increases in visibility and liquidity could also help facilitate future financings and give management more flexibility to focus on executing our business strategy.

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3.	Stock Price Requirements. We understand that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.

4.	Maintain our listing on the Nasdaq Capital Market. Our Common Stock is traded on the Nasdaq Capital Market. If our bid price for the Common Stock were to close below the minimum $1.00 per share requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2), we would fall out of compliance with the Nasdaq listing standards and be subject to potential delisting. As of the date hereof, we remain in compliance with the Nasdaq Listing Rules.

Our Board has approved the Reverse Stock Split as a potential means of increasing the share price of the Common Stock and may choose to implement it if other options are unavailable, undesirable, or insufficient. Our Board believes that maintaining our listing on the Nasdaq Capital Market provides a broader market for the Common Stock and facilitates the use of the Common Stock in financing and other transactions. We expect the Reverse Stock Split, if effected, to facilitate the continuation of such listing. We cannot assure you, however, that the Reverse Stock Split, if effected, will result in an increase in the per share price of the Common Stock, or if it does, how long the increase would be sustained, if at all, or whether the increase will be proportional to the reverse stock split ratio.

If our stockholders approve the Reverse Stock Split Proposal, our Board in its sole discretion will determine whether to effect the Reverse Stock Split. Our Board reserves the right to elect not to effect a reverse stock split, including any or all reverse stock split ratios within the proposed range, if it determines, in its sole discretion, that implementing a reverse stock split is not in the best interest of the Company and its stockholders.

If our stockholders do not approve the Reverse Stock Split Proposal, the Company’s minimum bid price may fall below $1.00 and the Company may be delisted from the Nasdaq Capital Market due to our failure to maintain a minimum bid price for the Common Stock of $1.00 per share as required by Nasdaq. Reducing the number of our issued shares of Common Stock should, absent other factors, increase the per share market price of the Common Stock, although we cannot provide any assurance that, following the Reverse Stock Split, our minimum bid price would remain above the minimum bid price requirement of Nasdaq.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist the Common Stock from the Nasdaq Capital Market. Delisting could adversely affect the liquidity of the Common Stock because alternatives, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc., are generally considered to be less liquid and less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, the Common Stock on an over-the-counter market. Many investors likely would not buy or sell the Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, the Common Stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in the Common Stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and in fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of the Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital. The Board believes that the Reverse Stock Split is a potentially effective means for us to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of the Common Stock being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of the Common Stock.

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Board Discretion to Implement or Abandon Reverse Stock Split

If the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, the actual Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board that the Reverse Stock Split is, at such time, in the best interests of the Company and its stockholders. Such determination will be based upon many factors, which are described in the following section. Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board may, in its sole discretion (without further action by our stockholders), abandon any proposed amendment to the Certificate of Incorporation and determine, prior to the effectiveness of any filing with the Delaware Secretary of State, not to effect the Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware (the “DGCL”). By voting in favor of the Reverse Stock Split, you are also expressly authorizing the Board to determine not to proceed with, and to abandon, the Reverse Stock Split if it should so decide. If the Board decides not to implement any of the Reverse Stock Split on or before April 30, 2026, further stockholder approval would be required prior to implementing any reverse stock split.

Criteria to be Used for Decision to Effect a Reverse Stock Split

If the stockholders approve the Reverse Stock Split, the Board will be authorized to proceed with the Reverse Stock Split in its sole discretion. In determining whether to proceed with the Reverse Stock Split, the Board expects to consider a number of factors, including market conditions, existing and expected trading prices of the Common Stock, our actual and projected financial performance, the Nasdaq Capital Market listing requirements, our additional funding requirements, overall trends in the stock market, business developments, and the amount of our authorized but unissued Common Stock. The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

The Board believes that stockholder approval of a range of potential reverse stock split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of reverse stock split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The reverse stock split ratio to be selected by our Board will be no less than 1-for-5 and not more than 1-for-15.

Determination of the Reverse Stock Split Ratio

The selection of the specific reverse stock split ratio will be based on several factors, including, among other things:

●	the per share price of the Common Stock immediately prior to the Reverse Stock Split;

●	our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market;

●	the expected stability of the per share price of the Common Stock following the Reverse Stock Split;

●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of the Common Stock;

●	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing;

●	which split ratio would result in the greatest overall reduction in our administrative costs;

●	general economic conditions in our industry; and

●	our market capitalization before and after the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the reverse stock split ratio.

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Principal Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on Issued Shares of Common Stock. If the Reverse Stock Split is effected, it will reduce the total number of issued shares of the Common Stock, including any shares held by the Company as treasury shares, by a reverse stock split ratio of 1-for-5 to 1-for-15. Accordingly, each of our stockholders will own fewer shares of the Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of the Common Stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights and preferences of the holders of the Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of the Common Stock will remain $0.01.

As of the Record Date, approximately 4,929,563 shares of the Common Stock were outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-5, the number of issued shares of the Common Stock after the Reverse Stock Split would be approximately 985,913 shares (other than as a result of the treatment of fractional shares), and if the Reverse Stock Split is effected at a ratio of 1-for-15, the number of issued shares of the Common Stock after the Reverse Stock Split would be approximately 328,638 shares (other than as a result of the treatment of fractional shares).

Effects of the Reverse Stock Split on Issued and Outstanding Pre-Funded Warrants. As of the Record Date, the Company has outstanding pre-funded warrants to purchase 25,294,068 shares of Common Stock (the “Pre-Funded Warrants”), issued to institutional investors pursuant to a private placement dated October 23, 2025, all of which entitle a holder of such warrant to purchase one share of the Common Stock at an exercise price of $3.83 per share.

Effects of the Reverse Stock Split on All Other Outstanding Warrants. As of the Record Date, in addition to the Pre-Funded Warrants, the Company has the following outstanding warrants to purchase shares of Common Stock:

1.	2022 Warrants – warrants to purchase up to shares of Common Stock, issued to institutional investors pursuant to a private placement dated October 27, 2022, with an exercise price of $ per share (the “2022 Warrants”);

2.	2023 Warrants – warrants to purchase up to shares of Common Stock, issued to institutional investors pursuant to private placement dated June 23, 2023, with an exercise price of $ per share (the “2023 Warrants”);

3.	2024 Warrants – warrants to purchase up to shares of Common Stock, issued to institutional investors pursuant to a private placement dated August 12, 2024, with an exercise price $ per share (the “2024 Warrants”);

4.	Exchange Inducement Warrants – warrants to purchase up to shares of Common Stock, issued to certain lenders pursuant to an exchange agreement dated October 29, 2024, with an exercise price of $ per share (the “Exchange Inducement Warrants”);

5.	Series A Warrants – warrants to purchase up to shares of Common Stock, issued to institutional investors pursuant to a private placement dated February 18, 2025, with an exercise price of $ per share (the “Series A Warrant”);

6.	Series B Warrants – warrants to purchase up to shares of Common Stock, issued to institutional investors pursuant to a private placement dated February 18, 2025, with an exercise price of $ per share (the “Series B Warrant”); and

7.	Strategic Advisor Warrants – warrants to purchase up to shares of Common Stock, issued to certain advisors pursuant to a Strategic Advisor Agreement, dated October 23, 2025, with an exercise price of $ per share (the “Strategic Advisor Warrants” and together, with the 2022 Warrants, 2023 Warrants, 2024 Warrants, Exchange Inducement Warrants, Series A Warrants, Series B Warrants, and Pre-Funded Warrants, the “Warrants”)

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If the Reverse Stock Split is effected, proportionate adjustments will generally be required to be made to the per share exercise price and the number of shares issuable upon the exercise of these Warrants into shares of Common Stock, in each case in accordance with the terms of each such warrant. Such adjustments will result in approximately the same aggregate exercise price being required to be paid upon exercise of such Warrants and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the Reverse Stock Split as is the case immediately preceding the Reverse Stock Split. The number of shares of Common Stock reserved for issuance pursuant to these Warrants will be proportionately adjusted based on the final reverse stock split ratio, subject to the treatment of any fractional shares as determined in accordance with the terms thereof.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans. If the Reverse Stock Split is effected, the terms of equity awards granted under the Greenlane Holdings, Inc. Amended and Restated 2019 Equity Incentive Plan (the “2019 Equity Plan”), including the price per share covered by each outstanding award and the number of shares covered by each outstanding award, will be equitably adjusted as deemed appropriate to effect the Reverse Stock Split, which may include adjusting the number and type of securities subject to each outstanding award and/or the award’s exercise price or grant price (if applicable), granting new awards to participants, and making a cash payment to participants. Our Board will make such adjustments to the Equity Plans, which determination shall be final, binding and conclusive.

Effects of the Reverse Stock Split on Voting Rights. Proportionate voting rights and other rights of the holders of the Common Stock and Preferred Stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split (other than as a result of the treatment of fractional shares).

Effects of the Reverse Stock Split on Authorized Share Capital. The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 1,840,000,000 shares, consisting of 1,800,000,000 shares of Class A Common Stock, 30,000,000 shares of Class B Common Stock and 10,000,000 shares of Preferred Stock.

Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance. By reducing the number of shares outstanding without reducing the number of shares of authorized but unissued Common Stock, the Reverse Stock Split will increase the number of available but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of the Common Stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Treatment of Fractional Shares in the Reverse Stock Split

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of the Common Stock on the Nasdaq Capital Market on the last trading day immediately preceding the Effective Time (as defined below). Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

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As of the Record Date, there were approximately           stockholders of record of the Common Stock. Upon stockholder approval of the Reverse Stock Split Proposal, if the Board elects to implement the Reverse Stock Split, the Company does not expect that cashing out fractional stockholders would significantly reduce the number of stockholders of record. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

With respect to awards granted under the 2019 Equity Plan, the number of shares of the Common Stock issuable thereunder will be rounded down to the nearest whole share of the Common Stock, in order to comply with the requirements of Sections 409A and 424 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Illustration of Certain Hypothetical Effects of the Reverse Stock Split

The following table contains approximate information relating to the Common Stock, as of              , 2026, before and after giving effect to a hypothetical Reverse Stock Split of one-for-five (1-for-5), one-for-ten (1-for-10) and one-for-fifteen (1-for-15). However, the sample reverse stock split ratios in the table are examples. If stockholder approval of the Reverse Stock Split Proposal is received, the Board will have the sole discretion, on or before April 30, 2026, to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares — 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 or 15 of the Common Stock — that will be combined into one share of the Common Stock. The figures below do not give effect to the treatment of fractional shares.

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The table below does not contain information relating to the 10,000,000 shares of Preferred Stock authorized for issuance, of which, as of             , 2026, 0 shares of Preferred Stock were outstanding. The Reverse Stock Split would have no effect on the total number of the shares of Preferred Stock authorized for issuance or currently issued and outstanding or the applicable voting rights and other rights and preferences of the holders thereof (other than the effect of the Reverse Stock Split on the deemed conversion price of the Preferred Stock as described above).

	Pre-Reverse	Post-Reverse Stock Split
	Stock Split	5:1	10:1	15:1
Authorized	1,840,000,000	1,840,000,000	1,840,000,000	1,840,000,000
Issued and outstanding	4,929,563	985,913	492,956	328,638
Reserved for shares issuable upon exercise of outstanding options to purchase shares of Common Stock under the 2019 Plan
Reserved for shares issuable upon exercise of outstanding 2022 Warrants
Reserved for shares issuable upon exercise of outstanding 2023 Warrants
Reserved for shares issuable upon exercise of outstanding 2024 Warrants
Reserved for shares issuable upon exercise of outstanding Exchange Inducement Warrants
Reserved for shares issuable upon exercise of outstanding Series A Warrants
Reserved for shares issuable upon exercise of outstanding Series B Warrants
Reserved for shares issuable upon exercise of outstanding Pre-Funded Warrants
Reserved for shares issuable upon exercise of outstanding Strategic Advisor Warrants

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the Common Stock under the Exchange Act. After the Reverse Stock Split, the Common Stock would continue to be quoted on the Nasdaq Capital Market under the symbol “GNLN” (although the Nasdaq Capital Market would likely add the letter “D” to the end of the trading symbol for a period of approximately 20 trading days to indicate that the Reverse Stock Split has occurred).

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

If the Reverse Stock Split is implemented, some stockholders may consequently own fewer than one hundred shares of the Common Stock. A purchase or sale of fewer than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares of Common Stock.

The effect of the Reverse Stock Split upon the market prices for the Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of the Common Stock after the Reverse Stock Split will be proportional, with respect to the split ratio, to the price per share of the Common Stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the market price of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results that are outlined above. In particular, we cannot assure you that the proposed Reverse Stock Split will increase our stock price. While we intend to monitor the average closing price of our common stock and consider available options if it does not continue to trade at a level likely to result in us maintaining compliance, no assurances can be made that we will in fact be able to comply and that our Common Stock will remain listed on the Nasdaq Capital Market. Moreover, because some investors may view the Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Split will not adversely impact the market price of the Common Stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

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In addition, although we believe the Reverse Stock Split may enhance the desirability of the Common Stock to certain potential investors, we cannot assure you that, if implemented, the Common Stock will be more attractive to institutional and other long-term investors. In addition, the Reverse Stock Split may decrease, or may not increase, the liquidity of the Common Stock since there would be a reduced number of shares outstanding after the Reverse Stock Split.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of the Common Stock does not increase in proportion to the reverse stock split ratio, then the value of the Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of the Common Stock outstanding following the Reverse Stock Split.

Effective Time

If the proposed Reverse Stock Split is approved at the Special Meeting and the Board elects to proceed with the Reverse Stock Split in one of the approved ratios, the Reverse Stock Split would become effective on the date of the filing with the office of the Delaware Secretary of State of, or at the time specified in (the “Effective Time”), the applicable certificate of amendment to the Certificate of Incorporation. Except as explained above with respect to fractional shares, at the Effective Time, all shares of Common Stock issued immediately prior thereto will be, automatically and without any action on the part of the stockholders, reclassified and combined into shares of Common Stock in accordance with the reverse stock split ratio determined by the Board following the Special Meeting. If the Board decides not to implement any of the Reverse Stock Split on or before April 30, 2026, further stockholder approval would be required prior to implementing any reverse stock split.

Exchange of Stock Certificates

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. Equiniti Trust Company, LLC, our transfer agent, will act as the exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares of Common Stock will be asked to surrender to the exchange agent certificates representing pre-split shares of Common Stock in exchange for certificates representing post-split shares of Common Stock in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares of Common Stock are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the selected reverse stock split ratio. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-split shares of Common Stock. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Accounting Consequences

The par value per share of the Common Stock would remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the amount on our balance sheet attributable to the Common Stock would be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the Common Stock is reduced. The per share Common Stock net loss would be increased because there would be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

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Potential Anti-Takeover Effect

Even though a potential Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and our stockholders.

No Appraisal Rights

Under the DGCL, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split other than the filing of the applicable certificate of amendment to the Certificate of Incorporation with the Delaware Secretary of State and receipt of a notice of effectiveness from the Financial Industry Regulatory Authority, Inc.

Certain U.S. Federal Income Tax Consequences

The following discussion is a general summary of certain U.S. federal income tax consequences of the proposed Reverse Stock Split that may be relevant to U.S. holders and non-U.S. holders (each as defined below) of the Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Common Stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

This discussion is limited to holders that hold the Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation: persons that are not U.S. holders (as defined below); persons subject to the alternative minimum tax; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; persons holding the Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment; banks, insurance companies, and other financial institutions; real estate investment trusts or regulated investment companies; brokers, dealers or traders in securities; corporations that accumulate earnings to avoid U.S. federal income tax; S corporations, partnerships or other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein); tax-exempt organizations or governmental organizations; persons deemed to sell the Common Stock under the constructive sale provisions of the Code; persons who hold or receive the Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; tax-qualified retirement plans; and holders that hold or have held, directly, indirectly or constructively pursuant to attribution rules, more than 5% of the shares of common stock at any time during the five-year period ending on the date of the consummation of the Reverse Stock Split.

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If an entity treated as a partnership for U.S. federal income tax purposes holds the Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF THE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences to U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the Common Stock who is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (b) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

The proposed Reverse Stock Split is expected to be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of fractional shares, no gain or loss will be recognized upon the proposed reverse stock split. Accordingly, the aggregate tax basis of the U.S. holder in the new shares should equal the U.S. holder’s aggregate tax basis in its pre-split shares of the Common Stock (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the post-split shares of Common Stock should include the holding period for the pre-split shares of Common Stock. Holders of shares of the Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The treatment of a U.S. holder who receives cash in lieu of a fractional share of the Common Stock pursuant to the proposed Reverse Stock Split is unclear. Such U.S. holder may recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in the pre-split shares of Common Stock that is allocated to such fractional share of the Common Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the pre-split shares of Common Stock for more than one year as of the effective date of the proposed Reverse Stock Split. The deductibility of capital losses is subject to limitations. However, cash received by a U.S. holder in lieu of fractional shares could be treated as a dividend for U.S. federal income tax purposes instead of capital gain. We recommend that U.S. holders of our Common Stock consult their own tax advisors to determine the extent to which their receipts of cash in lieu of fractional shares could be treated as dividends.

Payments of cash made in lieu of a fractional share of the Common Stock may, under certain circumstances, be subject to information reporting and U.S. “backup withholding.” To avoid backup withholding, each holder of our shares of the Common Stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and any amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Generally, a beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) (a “non-U.S. holder”) should not recognize any gain or loss upon the Reverse Stock Split.

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The treatment of a non-U.S. holder who receives cash in lieu of a fractional share of the Common Stock pursuant to the proposed Reverse Stock Split is unclear. If such non-U.S. holder were to recognize capital gain or loss, such gain or loss should also generally not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Reverse Stock Split and certain other conditions are met, or (c) our Common Stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our Common Stock. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we are not or were not at any time a USRPHC. Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States. With respect to clause (c) above, if we are a USRPHC, a Non-U.S. holder may qualify for an exemption if our Common Stock is regularly traded on an established securities market and the non-U.S. holder does not actually or constructively hold more than 5% of such regularly traded Common Stock at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our Common Stock. If no exemption is available and we are a USRPHC, a Non-U.S. holder’s cash received in lieu of a fractional share will generally be subject to withholding at a rate of 15% and such Non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally should not apply to such gain. Non-U.S. holders should consult with their tax advisors on the availability of any exemption in the event we are or become a USRPHC.

However, cash received by a non-U.S. holder in lieu of fractional shares could be treated as a dividend for U.S. federal income tax purposes (which could be subject to U.S. federal income or withholding tax at a 30% rate (or lower, if applicable, treaty rate)) instead of capital gain. Non-U.S. holders of our Common Stock should consult their own tax advisors to determine the extent to which their receipts of cash in lieu of fractional shares could be treated as dividends.

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. Under certain circumstances, the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Interests of Certain Persons in the Reverse Stock Split Proposal

Certain of our officers and directors have an interest in Proposal No. 1 as a result of their ownership of shares of the Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in Proposal No. 1 that are different from or greater than those of any other of our stockholders.

Vote Required

The approval of any amendment to the Certificate of Incorporation to effect a Reverse Stock Split of our Common Stock, within a range of 1-for-5 to 1-for-15 (or any number in between), without reducing the authorized number of shares of the Common Stock, and the filing of a final amendment with the ratio within such range to be determined in the sole discretion of our Board at any time on or before April 30, 2026, without further approval or authorization of our stockholders, requires that the votes cast “For” the Reverse Stock Split Proposal exceed the votes cast “Against” the Reverse Stock Split Proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF ANY AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK WITHIN A RANGE OF 1-FOR-5 TO A MAXIMUM OF A 1-FOR-15 (or any number in between), without reducing the authorized number of shares of the Common Stock, and the filing of a final amendment with the ratio within such range to be determined in the sole discretion of the board at any time on or before APRIL 30, 2026, without further approval or authorization of our stockholders.

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PROPOSAL NO. 2

ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that, if the number of affirmative votes received from the stockholders of a majority of the votes cast at the Special Meeting by the stockholders entitled to vote on the Reverse Stock Split are insufficient to approve the Reverse Stock Split Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional affirmative votes to approve the Reverse Stock Split Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.

The Board could also postpone the Special Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their exercise at the adjourned meeting.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the votes cast at the Special Meeting by the stockholders entitled to vote on the Reverse Stock Split Proposal have voted against the Reverse Stock Split Proposal, we could adjourn the Special Meeting without a vote on the Reverse Stock Split Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders under Delaware law, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Interests of Certain Persons in the Adjournment Proposal

We do not believe that our officers or directors have interests in Proposal No. 2 that are different from or greater than those of any other of our stockholders.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting and entitled to vote at the Special Meeting, present in person, or by remote communication, if applicable, or represented by proxy. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of February 10, 2026 by:

●	each person or “group” known to be the beneficial owner of more than 5% of our outstanding Common Stock;
●	each of our current executive officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares subject to options and warrants that are currently exercisable or exercisable within 60 days of February 10, 2026 are considered outstanding and beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The beneficial ownership of our Common Stock is based on 4,929,563 shares of such Common Stock outstanding as of February 10, 2026. Voting power is based on 4,929,563 shares of Common Stock and 0 shares of Preferred Stock outstanding as of February 10, 2026. Unless otherwise indicated, we believe, based on information available to us, that all persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Shares of Class A Common Stock Beneficially Owned	% of Total Common Stock
Directors and Named Executive Officers
Vanessa Guzmán-Clark(2)	81,500	1.63%
Benjamin Isenberg(3)	—	—
Donald Hunter(4)	330,000	6.29%
Michael C. Howe(5)	320,000	6.10%
Jonathan Hue-Fay Ip(6)	—	—
William Levy(7)	—	—
Bruce Linton(8)	—	—
All Directors and Executive Officers as a Group (7 individuals)	731,500	12.97%
5% Beneficial Owners

(1)	Unless otherwise indicated, the business address of each of the following individuals is 4800 N Federal Hwy, Suite B200, Boca Raton, Florida 33431.
(2)	Consists of 81,500 shares subject to stock options exercisable within 60 days of February 10, 2026.
(3)	Does not include the 520,833 shares of Common Stock underlying the Strategic Advisor Warrants, exercisable after April 23, 2026.

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(4)	Consists of (i) 15,000 shares of Common Stock and (ii) 315,000 shares subject to stock options exercisable within 60 days of February 10, 2026.
(5)	Consists of (i) 5,000 shares of Common Stock and (ii) 315,000 shares subject to stock options exercisable within 60 days of February 10, 2026.
(6)	Does not include the 260,416 shares of Common Stock underlying the Strategic Advisor Warrants, exercisable after April 23, 2026. These warrants are held by Iterative Law Professional Corporation (“Iterative Law”). Jonathan Hue-Fay Ip is the founder and president of Iterative Law and may be deemed to have beneficial ownership of the securities held by Iterative Law. Mr. Ip disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
(7)	Does not include the 520,833 shares of Common Stock underlying the Strategic Advisor Warrants, exercisable after April 23, 2026. These warrants are held by Plus 34 Holdings Inc. William Levy is the sole director of Plus 34 Holdings Inc. and may be deemed to have beneficial ownership of the securities held by Plus 34 Holdings Inc.
(8)	Does not include the 520,833 shares of Common Stock underlying the Strategic Advisor Warrants, exercisable after April 23, 2026. These warrants are held by The Linton Family Trust (2040). Bruce Linton is the trustee of The Linton Family Trust (2040) and may be deemed to have beneficial ownership of the securities held by The Linton Family Trust (2040).

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker, notify our Corporate Secretary at (877) 292-7660 or send a written request to: Corporate Secretary at Greenlane Holdings, Inc., 4800 N Federal Hwy, Suite B200, Boca Raton, Florida 33431. Stockholders who currently receive multiple copies of proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed reports, proxy statements and other information with the SEC. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

You may request, and we will provide at no cost, a copy of these filings, including any exhibits to such filings, by writing or telephoning us at the following address: Corporate Secretary at Greenlane Holdings, Inc., 4800 N Federal Hwy, Suite B200, Boca Raton, Florida 33431. You may also access these filings at our website under the investor relations link at https://investor.gnln.com/.

OTHER MATTERS

Our Board does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Bruce Linton
Chairman of the Board of Directors

Boca Raton, Florida
, 2026

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Appendix A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GREENLANE HOLDINGS, INC.

Greenlane Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

A.	The name of the Corporation is Greenlane Holdings, Inc.

B.	The date of filing of the original Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware is May 2, 2018.

C.	This Certificate of Amendment to the Restated Certificate of Incorporation was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), and has been duly approved by the stockholders of the Corporation.

D.	Article IV of the Amended and Restated Certificate of Incorporation is hereby further amended by deleting Subsection A in its entirety and inserting the following in lieu thereof:

The total number of shares of all classes of stock that the Corporation is authorized to issue is one billion eight hundred forty million (1,840,000,000), consisting of (i) one billion eight hundred million (1,800,000,000) shares of Class A common stock, with a par value of $0.01 per share (the “Class A Common Stock”); and (ii) thirty million (30,000,000) shares of Class B common stock, with a par value of $0.0001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”); and (iii) ten million (10,000,000) shares of preferred stock, with a par value of $0.0001 per share (the “Preferred Stock”). Effective upon the effectiveness of the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [_______] shares of Common Stock issued immediately prior to the Effective Time shall be reclassified, changed and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares of Common Stock shall be issued to any holder in connection with the Reverse Stock Split and in lieu thereof, any stockholder who otherwise would be entitled to receive fractional shares of Common Stock (taking into account all shares of capital stock owned by such stockholder) shall be entitled to receive cash (without interest or deduction) equal to the fraction of one share of Common Stock to which such stockholder would otherwise be entitled multiplied by the closing price of the Common Stock as reported on the Nasdaq Capital Market on the trading day immediately preceding the date prior to the date of the Effective Time. Each certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time (“Old Certificates”), shall, from and after the Effective Time, represent that whole number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates shall have been reclassified, changed and combined, subject to the treatment of fractional shares as described above.”

E.	This Certificate of Amendment shall be effective at 12:01 a.m. Eastern Time on ____________, 2026.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by its Chief Financial Officer on            , 2026.

Greenlane Holdings, Inc.

By:
Vanessa Guzmán-Clark
Chief Financial Officer

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GNLN2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84625-[TBD] KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GREENLANE HOLDINGS, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2:

		For	Against	Abstain
1.	To grant discretionary authority to our board of directors to (i) amend our articles of incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares, or a "reverse stock split," at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-fifteen (1-for-15), with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders (the "Reverse Stock Split Proposal").	☐	☐	☐
2.	To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal, if there are not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Split Proposal (the "Adjournment Proposal").	☐	☐	☐

NOTE: We may conduct such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V84626-[TBD]

GREENLANE HOLDINGS, INC.
SPECIAL MEETING OF STOCKHOLDERS
March 25, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Vanessa Guzman-Clark as proxy, with the power to appoint her substitute, and hereby authorizes her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of Greenlane Holdings, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on March 25, 2026, virtually at www.virtualshareholdermeeting.com/GNLN2026SM, and any adjournment or postponement thereof.

The Company's Board of Directors recommends a vote "FOR" Proposals 1 and 2. For the proposals set forth on this proxy, you may vote "FOR" or "AGAINST" or you may "ABSTAIN" from voting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side